                                                                    Exhibit 99.1

                      TELEPORT COMMUNICATIONS GROUP INC.
                            RETIREMENT SAVINGS PLAN

                 As Amended and Restated as of January 1, 1996

                      TELEPORT COMMUNICATIONS GROUP INC.
                        RETIREMENT INCOME SAVINGS PLAN


                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1
            THE PLAN'S ESTABLISHMENT........................................  1
     1.1    The Plan........................................................  1
     1.2    Adoption Procedure..............................................  1

ARTICLE 2
            DEFINITIONS.....................................................  1
     2.1    "Accounts"......................................................  1
     2.2    "Actual Deferral Percentage"....................................  2
     2.3    "Affiliated Company"............................................  2
     2.4    "Annuity Starting Date".........................................  2
     2.5    "Average Contribution Percentage"...............................  2
     2.6    "Average Deferral Percentage"...................................  3
     2.7    "Before-Tax Contributions"......................................  3
     2.8    "Board of Directors"............................................  3
     2.9    "Code"..........................................................  3
     2.10   "Committee".....................................................  3
     2.11   "Company".......................................................  3
     2.12   "Compensation"..................................................  3
     2.13   "Compensation Threshold"........................................  3
     2.14   "Contribution Percentage".......................................  4
     2.15   "Covered Employee"..............................................  4
     2.16   "Effective Date"................................................  4
     2.17   "Eligible Employee".............................................  4
     2.18   "Employee"......................................................  4
     2.19   "Employer"......................................................  4
     2.20   "Employment Date"...............................................  4
     2.21   "Entry Dates"...................................................  4
     2.22   "ERISA".........................................................  4
     2.23   "Fund" or "Trust Fund"..........................................  4
     2.24   "Highly Compensated Employee"...................................  5
     2.25   "Hour of Service"...............................................  6
     2.26   "Investment Fund"...............................................  7
     2.27   "Limitation Year"...............................................  7
     2.28   "Matching Contributions"........................................  7
     2.29   "Merrill Lynch & Co. ESOP"......................................  7
     2.30   "Merrill Lynch & Co. 401(k) Plan"...............................  7
     2.31   "Merrill Lynch & Co. Retirement Plan"...........................  7
     2.32   "Merrill Lynch & Co. Plans".....................................  7
     2.33   "Merrill Lynch & Co. Stock".....................................  7

     2.34   "Non-Highly Compensated Employee"...............................  8
     2.35   "Normal Retirement Age".........................................  8
     2.36   "Participant"...................................................  8
     2.37   "Plan"..........................................................  8
     2.38   "Plan Year".....................................................  8
     2.40   "Qualified Joint and Survivor Annuity"..........................  8
     2.41   "Qualified Pre-Retirement Survivor Annuity".....................  8
     2.42   "Required Beginning Date".......................................  8
     2.43   "Retirement"....................................................  8
     2.44   "Section 414(s) Compensation"...................................  9
     2.45   "Section 415 Compensation"......................................  9
     2.46   "Spouse"........................................................  9
     2.47   "TCG Stock".....................................................  9
     2.48   "Termination of Employment".....................................  9
     2.49   "Total Disability"..............................................  9
     2.50   "Valuation Date"................................................  9
     2.51   "Years of Service"..............................................  9

ARTICLE 3
            ELIGIBILITY..................................................... 10
     3.1    General Rule.................................................... 10
     3.2    Special Rules................................................... 10
     3.3    Termination and Reemployment.................................... 10

ARTICLE 4
            CONTRIBUTIONS................................................... 10
     4.1    Before-Tax Contributions........................................ 10
     4.2    Matching Contributions.......................................... 11
     4.3    Retirement Contributions........................................ 11
     4.4    Rollover Contributions.......................................... 11
     4.5    Remittance of Contributions to Trustee.......................... 12
     4.6    Return of Contributions......................................... 12
     4.7    Limitations..................................................... 12
     4.8    Contributions for Qualified Military Service.................... 13

ARTICLE 5
            VESTING AND FORFEITURES......................................... 13
     5.1    Fully Vested Accounts........................................... 13
     5.2    Vesting Based on Service........................................ 13
     5.3    Vesting Based on Events......................................... 14
     5.4    Forfeiture of Employer Contributions Account.................... 14
     5.5    Restoration of Forfeitures...................................... 14

ARTICLE 6
            DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT................... 14
     6.1    General......................................................... 14
     6.2    Form of Benefits................................................ 15
     6.3    Time of Payment................................................. 15
     6.4    Election of Payment Date and Form............................... 15
     6.5    Notice to Participants.......................................... 15
     6.6    Spousal Annuity Rules........................................... 15
     6.7    Limitations Applicable to Benefit Forms......................... 16
     6.8    Mandatory Lump Sum Payment...................................... 17
     6.9    Effect of Reemployment.......................................... 17

ARTICLE 7
            DEATH BENEFITS.................................................. 17
     7.1    Payment to Beneficiary.......................................... 17
     7.2    Time of Payment................................................. 17
     7.3    Qualified Pre-Retirement Survivor Annuity....................... 17
     7.4    Beneficiary Designation......................................... 17

ARTICLE 8
            IN-SERVICE WITHDRAWALS.......................................... 18
     8.1    Hardship Withdrawals............................................ 18
     8.2    Withdrawals Prior to Age 59-1/2................................. 20
     8.3    Withdrawals After Age 59-1/2.................................... 20
     8.4    Withdrawals During Total Disability............................. 20
     8.5    Withdrawals From PAYSOP Shares Accounts......................... 20
     8.6    General Rules................................................... 20

ARTICLE 9
            LOANS........................................................... 21
     9.1    In General...................................................... 21
     9.2    Loans Authorized................................................ 21
     9.3    Documentation................................................... 21
     9.4    Loan Limits..................................................... 21
     9.5    Loan Terms...................................................... 21
     9.6    Repayment....................................................... 22
     9.7    Consequences of Default......................................... 22
     9.8    Default......................................................... 22
     9.9    Discrimination.................................................. 23

ARTICLE 10
            LIMITATIONS ON CONTRIBUTIONS.................................... 23
     10.1   Section 402(g) Limit on Before-Tax Contributions................ 23
     10.2   Section 401(k) Limit on Before-Tax Contributions................ 23


     10.3   Correction of Average Deferral Percentage Test.................. 24
     10.4   Section 401(m) Limit on Matching Contributions.................. 25
     10.5   Correction of Average Contribution Percentage Test.............. 25
     10.6   Multiple Use of Alternative Limitation; Aggregate Limitation.... 26
     10.7   Section 415 Limitation on Annual Additions...................... 27

ARTICLE 11
            TRUST FUND AND INVESTMENTS...................................... 27
     11.1   Trust Fund...................................................... 27
     11.2   Investment Funds................................................ 28
     11.3   Loan Fund....................................................... 28
     11.4   Crediting Investment Earnings................................... 28

ARTICLE 12
            ADMINISTRATION.................................................. 29
     12.1   The Committee; Plan Administration.............................. 29
     12.2   Powers and Duties of the Committee.............................. 29
     12.3   Committee Procedure............................................. 30
     12.4   Compensation of Committee....................................... 31
     12.5   Payment of Plan Expenses........................................ 31
     12.6   Recordkeeping................................................... 31
     12.7   Uniform Action.................................................. 31
     12.8   Information Furnished to the Committee.......................... 31
     12.9   Indemnification of the Committee................................ 31

ARTICLE 13
            CLAIMS PROCEDURE................................................ 31
     13.1   Claim Denials................................................... 31
     13.2   Appeal Procedures............................................... 32

ARTICLE 14
            TOP-HEAVY PROVISIONS............................................ 32
     14.1   General......................................................... 32
     14.2   Definitions..................................................... 32
     14.3   Top-Heavy Operating Rules....................................... 33

ARTICLE 15
            AMENDMENT, TERMINATION, MERGERS AND TRANSFERS................... 34
     15.1   Amendment....................................................... 34
     15.2   Termination..................................................... 34
     15.3   Effect of Termination........................................... 35
     15.4   Merger, Consolidation or Transfer of Plan Assets................ 35

ARTICLE 16
            GENERAL PROVISIONS.............................................. 35
     16.1   Direct Rollover of Eligible Rollover Distributions.............. 35
     16.2   Amount and Payment of Distributions............................. 36
     16.3   No Employment Rights............................................ 36
     16.4   Source of Benefits.............................................. 36
     16.5   Governing Law................................................... 36
     16.6   Spendthrift Clause.............................................. 36
     16.7   Incapacity...................................................... 37
     16.8   Unclaimed Benefits.............................................. 37
     16.9   Receipt and Release............................................. 37
     16.10  Effect of Mistake............................................... 38
     16.11  Notice to Committee............................................. 38
     16.12  Notices......................................................... 38

                                   ARTICLE 1
                           THE PLAN'S ESTABLISHMENT
                           ------------------------

          1.1  The Plan.  Teleport Communications Group Inc.(the "Company")
               --------
initially adopted this Plan effective as of January 1, 1992 for the benefit of certain of Employees. Prior to January 1, 1992, certain Employees of the Company and its Affiliated Companies were participating in the Merrill Lynch Plans as defined herein. During 1992, the account balances under the Merrill Lynch
Plans of Employees who became eligible for this Plan as of January 1, 1992 were transferred to this Plan. This Plan is intended to be a profit sharing plan qualified under section 401(a) which provides a cash or deferred arrangement qualified under section 401(k) of the Code. The Plan has been amended from time to time since its initial effective date and is amended and restated as set forth under the terms of this document, generally effective as of January 1,1996.

          1.2  Adoption Procedure.  Any Affiliated Company may adopt this Plan
               ------------------
for the benefit of all or certain of its Employees by action of its Board of Directors and by action of the Committee.


                                   ARTICLE 2
                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

          2.1  "Accounts" shall mean the separate entries maintained in the Plan
                --------
records representing the Participant's interest in the Plan as follows:

               (a) "Before-Tax Contribution Account" shall mean the Account to
                    -------------------------------
which are credited or debited (i) a Participant's Before-Tax Contributions and earnings thereon and losses thereto and (ii) the amounts which were credited to the Participant's 401(k) Subaccount under the Merrill Lynch & Co. 401(k) Plan prior to its transfer to this Plan and earnings thereon and losses thereto.

               (b) "Matching Contribution Account" shall mean the Account to
                    -----------------------------
which are credited or debited (i) Matching Contributions and earnings thereon and losses thereto and (ii) the amounts which were credited to the Participant's Employer Contribution Subaccount under the Merrill Lynch & Co. 401(k) Plan prior to their transfer to this Plan and earnings thereon and losses thereto.

               (c) "Retirement Contribution Account" shall mean the Account to
                    -------------------------------
which are credited or debited (i) Retirement Contributions and earnings thereon and losses thereto and (ii) the amounts which were credited to the Participant's Company Retirement Contribution Account under the Merrill Lynch & Co. Retirement Plan and Reversion Share Account and Leveraged Share Account under the Merrill Lynch & Co. ESOP prior to their transfer to this Plan and earnings thereon and losses thereto.

               (d) "PAYSOP Account" shall mean the Account to which are credited
                    --------------
or debited shares of Merrill Lynch & Co. Stock held in the Participant's Transferred Share Account under the Merrill Lynch & Co. ESOP prior to their transfer to this Plan and earnings thereon and losses thereto.

               (e) "Rollover Contribution Account" shall mean the Account to
                    -----------------------------
which are credited or debited a (i) Participant's Rollover Contributions and earnings thereon and losses thereto and (ii) the amounts which were credited to the Participant's Rollover Contributions Subaccount under the Merrill Lynch & Co. 401(k) Plan and Rollover Contribution Account under the Merrill Lynch & Co. Retirement Plan prior to their transfer to this Plan and earnings thereon and losses thereto.

               (f) "Plan Account" shall mean a Participant's entire interest in
                    ------------
all Accounts maintained for him under the Plan.

          2.2  "Actual Deferral Percentage" shall mean the ratio of (a) the sum
                --------------------------
of an Eligible Employee's Before-Tax Contributions for any Plan Year plus such other amounts required or (at the election of the Committee) permitted to be taken into account in accordance with section 401(k)(3) of the Code and the regulations issued thereunder, including, in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan maintained by the Company or any Affiliated Company to (b) the Eligible Employee's Section 414(s) Compensation for the Plan Year.

          2.3  "Affiliated Company" shall mean (a) any corporation which is a
                ------------------
member of a controlled group of corporations with the Company, as determined under section 414(b) of the Code; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; (c) any trade or business under common control with the Company, as determined under section 414(c) of the Code; or (d) any other entity which is required to be aggregated with the Company under section 414(o) of the Code.
For purposes of Section 10.7, Affiliated Company shall mean an Affiliated Company as defined in the preceding sentence, but with the phrase "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code.

          2.4  "Annuity Starting Date" shall mean (i) the first day of the first
                ---------------------
period for which an amount is payable as an annuity or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to a benefit, whether or not payment is actually made on such day.

          2.5  "Average Contribution Percentage" shall mean for a specified
                -------------------------------
group of Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

          2.6  "Average Deferral Percentage" shall mean for a specified group of
                ---------------------------
Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

          2.7  "Before-Tax Contributions" shall mean Employer contributions made
                ------------------------
pursuant to a Participant's election as provided in Section 4.1.

          2.8  "Board of Directors" shall mean the board of directors of the
                ------------------
Company.

          2.9  "Code" shall mean the Internal Revenue Code of 1986, as amended
                ----
from time to time.

          2.10  "Committee" shall have the meaning set forth in Article 12 of
                 ---------
the Plan.

          2.11  "Company" shall mean Teleport Communications Group Inc. or any
                 -------
predecessor thereto or successor thereof.

          2.12  "Compensation"  shall mean all remuneration paid to an Employee
                 ------------
while he is an Eligible Employee by the Employer in the form of salary or wages and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that amounts are includible in gross income (including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. (S) 1.62-2 (c)) and shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code (S)(S) 125 or 402 (e) (3). "Compensation" does not include any (i) amounts includible in income under the Company's 1992 or 1993 Unit Appreciation Plans, 1993 Stock Option Plan, Equity Incentive Plan or any similar long term incentive plan or (ii) contributions by the Employer to a deferred compensation plan, to the extent that such contributions are not includible in the Employee's gross income for the year in which contributed. "Compensation" also does not include distributions from a deferred compensation plan (other than amounts received from an unfunded, non-qualified plan), amounts realized from the sale of a non-qualified stock option or when restricted stock or property becomes freely transferable or no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option plan or plan qualified under Section 423 of the Code, or other amounts set forth under Treas. Reg. (S) 415-2 (d) (3) which receive special tax benefits. Notwithstanding any other provision of this definition, the "Compensation" of a Participant shall not exceed $150,000, as adjusted, pursuant to Code Section 401(a)(17). The determination of "Compensation" shall be made by the Committee in accordance with records maintained by the Employer and the determination of the Committee shall be conclusive.

          2.13  "Compensation Threshold" shall mean three-quarters of the annual
                 ----------------------
compensation limit applicable to Compensation prescribed in Code (S) 401(a)(17) in effect for the Plan Year involved, rounded to the nearest hundred dollars, and shall be measured with reference to the Compensation paid to the Participant for the calendar quarter and all preceding quarters during the calendar year involved.

          2.14  "Contribution Percentage" shall mean the ratio of (a) an
                 -----------------------
Eligible Employee's Matching Contributions for the Plan Year, and such other amounts required or (at the election of the Committee) permitted to be taken into account in accordance with section 401(m) of the Code and the regulations issued thereunder, including, in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions for the year under any other qualified retirement plan maintained by the Company or any Affiliated Company to (b) the Participant's Section 414(s) Compensation for the Plan Year.

          2.15  "Covered Employee" shall mean an Employee of an Employer except:
                 ----------------
(i) persons covered by a collective bargaining agreement unless such agreement specifically provides for participation hereunder; (ii) persons who are "leased employees" as described in section 414(n) of the Code; and (iii) persons who are classified for payroll purposes as "casual" or "temporary" employees.

          2.16  "Effective Date" shall mean January 1, 1996, the effective date
                 --------------
of this amendment and restatement.

          2.17  "Eligible Employee" shall mean a Covered Employee who satisfies
                 -----------------
the eligibility requirements of Article 3 for electing Before-Tax Contributions or sharing in Retirement Contributions, as applicable.

          2.18  "Employee" shall mean an individual who is a common law employee
                 --------
of the Company or an Affiliated Company and (b) a "leased employee" described in section 414(n)(2) of the Code who provides services to the Company or an Affiliated Company.

          2.19  "Employer" shall mean the Company and any Affiliated Company
                 --------
listed in Schedule A hereto that has adopted the Plan in accordance with Section
1.2 for the benefit of certain of its Employees.

          2.20  "Employment Date" shall mean the first date on which an Employee
                 ---------------
performs an Hour of Service following his hire or rehire after a Termination of Employment.

          2.21  "Entry Dates" shall mean the first day of each calendar month.
                 -----------

          2.22  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended from time to time.

          2.23  "Fund" or "Trust Fund" shall mean the fund established for this
                 ----      ----------
Plan and administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

          2.24  "Highly Compensated Employee"
                 ---------------------------

                (a) For Plan Years beginning on or after January 1, 1997, a Highly Compensated Employee shall mean any Employee who:

                      (i) was a 5% owner at any time during the current Plan Year or the preceding Plan Year; or

                      (ii) for the preceding Plan Year, had Section 415 Compensation in excess of $80,000 (as indexed) and was in the "top-paid" group of Employees for such year as such term is defined in Code section 414(q)(3).

                (b) For Plan Years beginning prior to January 1, 1997, a Highly Compensated Employee shall mean an Employee who during the current Plan Year or the immediately preceding Plan Year:

                      (i)    was a five-percent (5%) owner, as defined in
section 416(i)(1) of the Code;

                      (ii) received more than $75,000 (as indexed) in Section 415 Compensation from the Company or an Affiliated Company;

                      (iii) received more than $50,000 (as indexed) in Section 415 Compensation from the Company or an Affiliated Company and was among the top twenty percent (20%) of employees of the Company and Affiliated Companies all ranked by Section 415 Compensation (excluding employees described in section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of employees in the top twenty percent (20%)); or

                      (iv) was an officer of the Company or an Affiliated Company and received Section 415 Compensation of more than fifty percent (50%) of the dollar limit under section 415(b)(1)(A) of the Code during such Plan Year; provided, however, if for any Plan Year no officer of the Company is
      --------  -------
included in the foregoing, the highest paid officer for such Plan Year shall be treated as a Highly Compensated Employee. The number of employees considered to be Highly Compensated Eligible Employees under this Subsection (iv) shall not exceed the lesser of (1) fifty (50) or (2) the greater of three (3) or ten percent (10%) of all Employees (excluding Employees described in section 414(q)(8) of the Code to the extent permitted under the Code and regulations thereunder and elected by the Committee, for purposes of identifying the number of employees in the top twenty percent (20%)). However, an Employee, other than a five-percent (5%) owner, who was not a Highly Compensated Employee in the preceding Plan Year is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 employees of the Company and all Affiliated Companies ranked by
Section 415 Compensation for the current Plan Year.

                (c) In addition, for purposes of this Section: (a) for Plan Years beginning prior to January 1, 1997, the compensation of any five percent (5%) owner or any other Highly Compensated Employee who is one of the top ten
(10) Employees of the Company and all Affiliated Companies ranked by Section 415 Compensation for the year shall be increased by the amount of Section 415 Compensation of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) of such Highly Compensated Employee, and (b) for Plan Years beginning prior to January 1, 1998, Section 415 Compensation of an Employee shall be increased by the elective contributions made on his behalf under section 125 or section 402(e)(3) of the Code.

          2.25  "Hour of Service" shall mean each hour of service credited to an
                 ---------------
Employee as determined from records maintained by the Company or an Affiliated Company in accordance with the following rules:

                (a) An Hour of Service for all purposes under the Plan shall include:

                      (i) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties. Each such Hour of Service shall be credited to the Plan Year in which the duties actually were performed.

                      (ii) Each hour for which back pay (irrespective of mitigation of damages) has been either awarded to an Employee or agreed to by the Company or an Affiliated Company. Each such Hour of Service shall be credited to the Plan Year to which the agreement or award with respect to back pay pertains rather than to the Plan Year in which the award, agreement or payment is made.

                      (iii) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for reasons other than the performance of duties during a period of service with the Company or an Affiliated Company in which no duties are performed by the Employee (irrespective of whether the employment relationship has terminated) because of vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty or leave of absence.

                      (iv) Any hour for which the Employee is regularly scheduled to work but is absent for a family or medical leave of absence but only to the extent that the Company or an Affiliated Company is required to provide credit for such leave of absence under The Family and Medical Leave Act of 1993.

                (b) Notwithstanding the foregoing, an Hour of Service shall not include:

                      (i) any hour credited during a period in which no duties are performed by an Employee, which, when added to all other such hours, causes such hours to exceed the number of hours regularly scheduled for the performance of duties by the Employee during such period;

                      (ii) any hour in excess of five hundred and one (501) Hours of Service, credited with respect to a single continuous period, during which an Employee does not perform any duties or during which an Employee is absent for maternity or paternity leave of absence (whether or not such period occurs during a single Plan Year) except as may otherwise be required under The Family Leave and Medical Act of 1993;

                      (iii) any hour for which an Employee is directly or indirectly paid, or entitled to payment, if such payment is made or due solely to reimburse the Employee for medical or medically related expenses incurred by, or on behalf of, the Employee; or

                      (iv) any hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which he performs no duties, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. Each such Hour of Service shall be credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Hour of Service regulations of the Department of Labor.

          2.26  "Investment Fund" shall mean any investment fund selected by the
                 ---------------
Committee from time to time for the investment of Participants' Accounts.

          2.27  "Limitation Year" shall mean the Plan Year or such other 12-
                 ---------------
consecutive-month period as may be designated by the Committee.

          2.28  "Matching Contributions" shall mean the amounts contributed by
                 ----------------------
an Employer pursuant to Section 4.2.

          2.29  "Merrill Lynch & Co. ESOP" shall mean the Merrill Lynch & Co.,
                 ------------------------
Inc. Employee Stock Ownership Plan as in effect as of December 31, 1991.

          2.30  "Merrill Lynch & Co. 401(k) Plan" shall mean the Merrill Lynch &
                 -------------------------------
Co., Inc. Savings Investment Plan as in effect as of December 31, 1991.

          2.31   "Merrill Lynch & Co. Retirement Plan" shall mean the Merrill
                  -----------------------------------
Lynch & Co., Inc. Retirement Accumulation Plan as in effect as of December 31, 1991.

          2.32   "Merrill Lynch & Co. Plans" shall mean, collectively, the
                  -------------------------
Merrill Lynch & Co. ESOP, the Merrill Lynch & Co. 401(k) Plan and the Merrill Lynch & Co. Retirement Plan.

          2.33   "Merrill Lynch & Co. Stock" shall mean common stock of Merrill
                  -------------------------
Lynch & Co., Inc.

          2.34   "Non-Highly Compensated Employee" shall mean an Employee who is
                  -------------------------------
not a Highly Compensated Employee.

          2.35  "Normal Retirement Age" shall mean the date on which a
                 ---------------------
Participant attains his 65th birthday.

          2.36  "Participant" shall mean any Eligible Employee or any former
                 -----------
Eligible Employee for whom one or more Accounts are maintained under the Plan.

          2.37  "Plan" shall mean the Teleport Communications Group Inc.
                 ----
Retirement Savings Plan as set forth herein and as hereafter amended from time to time.

          2.38  "Plan Year" shall mean each 12-consecutive-month period which
                 ---------
commences January 1 and ends on the next following December 31.

          2.39  "Retirement Contributions" shall mean the Retirement
                 ------------------------
Contributions contributed by the Employer pursuant to Section 4.3.

          2.40  "Qualified Joint and Survivor Annuity" shall mean a life annuity
                 ------------------------------------
payable to the Participant and, following the Participant's death, at least a 50% but not more than a 100% survivor annuity payable to the Participant's Spouse. The amount of the Qualified Joint and Survivor Annuity payable to the Participant for his life shall be the amount of the benefit which can be purchased with the Participant's vested Plan Account. A former Spouse may be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

          2.41  "Qualified Pre-Retirement Survivor Annuity" shall mean an
                 -----------------------------------------
annuity for the life of the Participant's Spouse purchased with the vested Plan Account of the Participant unpaid as of the date of the Participant's death.

          2.42  "Required Beginning Date" shall mean:
                 -----------------------

                (a) For Plan Years beginning on or after January 1, 1997, (i) in the case of an Employee who is a 5%-owner as defined in section 416 of the Code, April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2 or (ii) in the case of any other Employee, April 1 of the calendar year following the later of the calendar year in which the Employee attains age 70 1/2 or the calendar year in which the Employee's Termination of Employment occurs; and

                (b) For Plan Years beginning prior to January 1, 1997, April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2.

          2.43  "Retirement" shall mean a Participant's Termination of
                 ----------
Employment on or after his attainment of age 55 with 10 Years of Service.

          2.44  "Section 414(s) Compensation" shall mean, for any period, a
                 ---------------------------
Participant's "compensation" as defined in section 414(s) of the Code and Treasury regulations issued thereunder, but not in excess of $150,000 or such other amount as may be applicable under section 401(a)(17) of the Code.

          2.45  "Section 415 Compensation" shall mean, for any period, an
                 ------------------------
individual's current "compensation" from the Company or an Affiliated Company as defined under section 415(c)(3) of the Code, as amended, and regulations issued thereunder, including those items listed in paragraph (2) of Treas. Reg. Section 1.415-2(d) but excluding those items listed in paragraph (3) thereof.

          2.46  "Spouse" shall mean the person to whom a Participant is legally
                 ------
married on any date of reference.

          2.47  "TCG Stock" shall mean the common stock of Teleport
                 ---------
Communications Group Inc.

          2.48  "Termination of Employment" shall mean the date, as recorded on
                 -------------------------
the records of the Company or an Affiliated Company, on which an Employee's employment with the Company and all Affiliated Companies ceases because of the Employee's resignation, retirement, death or other discharge.

          2.49  "Total Disability"  A physical or mental condition that
                 ----------------
qualifies a Participant to receive total or partial benefit payments under the long-term disability plan provided and maintained by such Participant's Employer. No Participant shall be deemed to be disabled for the purpose of the Plan if the incapacity was contracted, suffered or incurred while the Participant was engaged in a felonious enterprise or resulted therefrom or resulted from an intentionally self-inflicted injury or from service in the armed forces of any country from an act of war or while the Participant was employed by anyone other than the Employer.

          2.50  "Valuation Date" shall mean the last business day of each month
                 --------------
or such other date as determined by the Committee.

          2.51  "Years of Service" shall mean for an Employee the sum of (i)
                 ----------------
each employment period commencing on an Employment Date and ending on the next following Termination of Employment date and (ii) each severance period commencing on a Termination of Employment date and ending on the next following Employment Date, if any, provided that such Employment Date occurs within 12 months of the Termination of Employment date. For the purpose of determining an Employee's Years of Service, an Employee shall not be treated as having a Termination of Employment during any period he is on Total Disability or an authorized leave of absence. Notwithstanding the foregoing, an Employee's Years of Service for the purpose of determining his vested interest in his Matching Contribution Account shall not include periods prior to October 1, 1987. In addition, if not otherwise included pursuant to this Section, an Employee's Years of Service shall include all periods required to be included under (i) the Family and Medical Leave Act of 1993 and (ii) section 414(u) of the Code with respect to qualified military service.


                                   ARTICLE 3
                                  ELIGIBILITY
                                  -----------

          3.1  General Rule.  Each Covered Employee shall become an Eligible
               ------------
Employee for the purpose of electing Before-Tax Contributions as of the Entry Date coincident with or next following the date on which he first completes a Year of Service and shall become an Eligible Employee for the purpose of eligibility to share in Retirement Contributions as of the Entry Date coincident with the next following the date on which he first completes a Year of Service and has attained age 21.

          3.2  Special Rules.
               -------------

               (a) Each Covered Employee who was eligible to participate in the Plan immediately prior to the Effective Date and who remains a Covered Employee as of the Effective Date shall become an Eligible Employee as of the Effective Date.

               (b) If an Employee does not become an Eligible Employee as of any Entry Date solely because he is not then a Covered Employee, such Employee shall become an Eligible Employee on the date he first becomes a Covered Employee.

          3.3  Termination and Reemployment.  An Eligible Employee who ceases to
               ----------------------------
be a Covered Employee because of his Termination of Employment or for any other reason shall become an Eligible Employee as of the date (if any) he again becomes a Covered Employee.


                                   ARTICLE 4
                                 CONTRIBUTIONS
                                 -------------

          4.1  Before-Tax Contributions.  For each Plan Year the Employer shall
               ------------------------
contribute to the Plan on behalf of each Eligible Employee such whole percentage of the Eligible Employee's Compensation as the Eligible Employee designates pursuant to a written election on a form provided by the Employer, in lieu of paying cash compensation to the Eligible Employee. The percentage designated by the Eligible Employee shall be made and may be changed at such times and in accordance with such procedures as established by the Committee from time to time in its sole discretion. The Before-Tax Contributions of an Eligible Employee shall not exceed the lesser of (i) 15% of the Eligible Employee's Compensation or (ii) the annual dollar limitation described in Section 10.1.

          4.2  Matching Contributions:  Each Plan Year the Employer shall make a
               ----------------------
Matching Contribution to the Plan on behalf of each Eligible Employee equal to 50% of the first 6% of the Eligible Employee's Compensation contributed to the Plan as Before-Tax Contributions up to $1,500 per Plan Year.

          4.3  Retirement Contributions.
               ------------------------

               (a) For each calendar quarter of the Plan Year, the Employer shall contribute to the Plan on behalf of each Eligible Employee a Retirement Contribution equal to such percentage of the Participant's Compensation for the calendar quarter determined in accordance with the following table based on the Participant's Years of Service as of January 4 of such Plan Year:


                                        Percentage of Eligible
Years of Service                             Compensation
on each January 4               Up to Compensation   Over Compensation
-----------------                    Threshold           Threshold

                                     ---------------------------------
less than five                       2.0%                   1.0%
at least 5 but less than 10          3.0%                   1.5%
at least 10 but less than 15         4.0%                   1.5%
at least 15 but less than 20         5.0%                   1.5%
at least 20 but less than 25         6.0%                   1.5%
at least 25 but less than 30         7.0%                   1.5%
more than 30                         8.0%                   1.5%

               (b) If the Compensation of a Participant reaches the Compensation Threshold within a calendar quarter, the Retirement Contributions for such quarter shall be based on two percentages, one applicable to Compensation up to the Compensation Threshold and the other applicable to Compensation in excess of the Compensation Threshold.

               (c) Notwithstanding the foregoing, with respect to a Participant who is a Highly Compensated Employee, during a period of the Participant's Total Disability, the Employer shall make no Retirement Contributions on his or her behalf to the Trust. With respect to a Participant who is not a Highly Compensated Employee, during a period of the Participant's Total Disability, the Employer shall make Retirement Contributions on his or her behalf based upon the Participant's Eligible Compensation for the last twelve full calendar months prior to the commencement of the Total Disability.

          4.4  Rollover Contributions.  A Covered Employee (whether or not he is
               ----------------------
an Eligible Employee) may make one or more Rollover Contributions to the Plan by delivering those contributions or having them transferred to the Trustee and by filing any forms as required by the Committee. Rollover Contributions must be attributable solely to a "qualifying rollover distribution" (as described in Code (S)402(c)) or to a direct transfer (as described in Code

(S)401(a)(31)) from another tax-qualified plan or a conduit "individual retirement account", but may not include nondeductible amounts contributed by the Employee nor amounts attributable to contributions by the Employee under that other plan that were deductible under Code (S)219. The Covered Employee must establish the acceptability of any Rollover Contribution to the satisfaction of the Committee. Rollover Contributions must consist of cash, unless the Committee and Trustee agree, in their discretion, to accept any property other than cash which was included in the relevant qualifying rollover distribution.

          4.5  Remittance of Contributions to Trustee.
               --------------------------------------

               (a) Amounts contributed as Profit Sharing or Matching Contributions shall be remitted to the Trustee as soon as practicable, but no later than the due date, with extensions, for the Company's income tax return for the Plan Year for which the contribution is made.

               (b) Amounts contributed as After-Tax Contributions or Before-Tax Contributions will be remitted to the Trustee as soon as practicable, but in no event later than 90 days after the date on which such contributions are received by the Company or withheld from the Participant's Compensation.

          4.6  Return of Contributions.
               -----------------------

               (a) Qualification of Plan. The retention by the Trustee of
                   ---------------------
contributions made to the Trust shall be specifically conditioned upon the initial qualification of the Plan under section 401 of the Internal Revenue Code. If the Plan does not so initially qualify, any Employer contributions made to the Trust shall be returned to the Employer and any Employee contributions made to the Trust shall be returned to the Participants as soon as practicable but within one year after the date of denial of initial qualification of the Plan.

               (b) Deductibility of Contributions. The retention by the Trustee
                   ------------------------------
of contributions made to the Trust Fund shall be conditioned upon the deductibility of such contributions under section 404 of the Code. To the extent such deduction is disallowed, any Employer contribution or Employee contribution to the Trust may be returned to the Employer or the Participant, respectively, at the discretion of the Employer and as soon as practicable but within one year after the disallowance of the deduction.

               (c) Mistake of Fact. Any Employer contribution or Employee
                   ---------------
contribution made because of a mistake of fact may be returned to the Employer or the Participant, respectively, at the discretion of the Employer as soon as practicable but within one year after the payment of such contribution.

          4.7  Limitations.  Notwithstanding anything to the contrary in this
               -----------
Article 4, all contributions to the Plan shall be subject to the limitations set forth in Article 10.

          4.8  Contributions for Qualified Military Service.  Notwithstanding
               --------------------------------------------
any thing in the Plan to the contrary, all contributions with respect to qualified military service will be provided in accordance with section 414(u) of the Code.


                                   ARTICLE 5
                            VESTING AND FORFEITURES
                            -----------------------


          5.1  Fully Vested Accounts.  At all times a Participant shall be fully
               ---------------------
vested in his Before-Tax Contribution Account, Rollover Contribution Account and PAYSOP Shares Account. In addition, if the Participant had elected to make contributions to the Merrill Lynch & Co. 401(k) Plan effective October 1, 1987, the Participant's Matching Contribution Account shall be fully vested at all times.

          5.2  Vesting Based on Service.  To the extent not fully vested under
               ------------------------
other Plan provisions, a Participant's vested interest in his Accounts shall be based on his Years of Service as follows:

               (a) Matching Contributions. The vested percentage of a
                   ----------------------
Participant in his Matching Contribution Account shall be determined in accordance with the following schedule:

               Completed Years                   Vested
                 of Service                    Percentage
                 ----------                    ----------

                Less than 1                          0%
                       1                            20%
                       2                            40%
                       3                            60%
                       4                            80%
                       5 or more                   100%


               (b) Retirement Contributions. The vested percentage of a
                   ------------------------
Participant in his Retirement Contribution Account shall be determined in accordance with the following schedule:

               Completed Years                   Vested
                 of Service                    Percentage
                 ----------                    ----------

               Less than 5                           0%
               5 or more                           100%

          5.3  Vesting Based on Events.  To the extent not fully vested under
               -----------------------
other Plan provisions, a Participant's Account shall become fully vested upon the occurrence of any of the following events:

               (a) Normal Retirement Age or Death. A Participant shall become
                   ------------------------------
fully vested in his entire Plan Account upon the Participant's Normal Retirement Age if he is still an Employee at that time or upon the Participant's Termination of Employment because of death.

               (b) Disability. A Participant shall become fully vested in his
                   ----------
Retirement Contribution Account upon the Participant's Termination of Employment due to Total Disability.

               (c) Plan Termination. A Participant shall become fully vested in
                   ----------------
his entire Plan Account as of the effective date of the complete or partial termination of the Plan or complete discontinuance of Employer contributions, provided that the Participant is affected by such termination or discontinuance and the nonvested portion of his Plan Account has not been forfeited prior to that date.

          5.4  Forfeiture of Employer Contributions Account.  In the event of a
               --------------------------------------------
Participant's Termination of Employment, an amount equal to the non-vested percentage of his Matching Contribution Account and Retirement Contribution Account shall be forfeited as of the date of such Termination of Employment. Such forfeitures shall be applied to reduce future Matching Contributions and Retirement Contributions required to be made to the Plan by the Employer.

          5.5  Restoration of Forfeitures.  Amounts forfeited pursuant to
               --------------------------
Section 5.4 (unadjusted by any subsequent gains or losses) shall be restored for a Participant who incurred a Termination of Employment, forfeited any portion of his Matching Contribution Account or Retirement Contribution Account and then resumes employment with the Company or an affiliated Company within five years after his Termination of Employment date. Such amounts shall be restored as of the first day as of which contributions would be invested in the Participant's Before-Tax Contribution Account if the Participant had elected to make contributions following the Participant's resumption of Employment. The restored amount shall be derived from amounts forfeited and not previously allocated and, if such forfeitures are not sufficient to make a full restoration, from a contribution by the Employer.


                                   ARTICLE 6
                 DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT
                 ---------------------------------------------

          6.1  General.  A Participant who incurs a Termination of Employment
               -------
for any reason other than death shall be entitled to receive his entire vested Plan Account as provided under this Article 6.

          6.2  Form of Benefits.
               ----------------

               (a) General Rule. A Participant's vested Plan Account shall be
                   ------------
payable in a lump sum distribution in cash, provided that a Participant may elect to receive in kind any whole shares of Merrill Lynch & Co. Stock or TCG Stock held in his Plan Account.

               (b) Merrill Lynch & Co. Plan Distribution Options. Any other
                   ---------------------------------------------
provision of this Plan to the contrary notwithstanding, a Participant whose Plan Account is derived from any amounts transferred from a Merrill Lynch & Co. Plan shall be permitted, subject to the requirements of Code (S)(S) 401(a)(11) and 417, as such requirements are satisfied in such plan, to elect with respect to such transferred amounts any of the forms of distribution available at the time of the transfer under the Merrill Lynch & Co. Plan from which the amount was transferred, including specifically, but not by way of limitation, any early distribution to comply with the requirements of Code (S) 401(a)(28). Any annuity contract purchased under this Plan shall comply with the requirements of Code
(S) 401(a)(9)and the regulations thereunder.

          6.3  Time of Payment.  The payment of benefits to a Participant shall
               ---------------
begin not later than the 60th day after the later of (a) the close of the Plan Year in which the Participant attained age 65 or (b) the close of the Plan Year in which the Participant's Termination of Employment occurs; provided, however, that in no event shall the payment of benefits to a Participant commence later than the Participant's Required Beginning Date.

          6.4  Election of Payment Date and Form.  Subject to all restrictions
               ---------------------------------
imposed under other Plan provisions, a Participant may elect the payment date and benefit form to be used for the payment of his vested Plan Account. A valid election under this Section 6.4 shall be made on a written form prescribed by the Committee and shall be filed with the Committee no more than 90 days and no less than 30 days before the Participant's Annuity Starting Date. The Participant may change any prior election by filing a new election at any time before his Annuity Starting Date.

          6.5  Notice to Participants.  No more than 90 days and no less than 30
               ----------------------
days before the Participant's Annuity Starting Date, the Committee shall provide the Participant with a written notice that provides a general description of the material features, and an explanation of the relative values, of the benefit forms available under the Plan with respect to the Participant and an explanation of the Participant's right to defer payment beyond the attainment of age 65.

          6.6  Spousal Annuity Rules.  This Section 6.6 describes certain rules
               ---------------------
that apply to annuity payments to married Participants in the event that the Participant's Plan Account includes amounts transferred from a Merrill Lynch & Co. Plan that provides annuity options. These rules apply and supersede any conflicting Plan provisions only in the case where a Participant who is married as of his Annuity Starting Date and elects to receive payments under an annuity form of payment other than a Qualified Joint and Survivor Annuity. In no event shall these rules apply in the case of a Participant whose vested Plan Account does not exceed and has never exceeded $3,500.

               (a) Qualified Joint and Survivor Annuity Required. When the
                   ---------------------------------------------
spousal annuity rules of this Section 6.6 apply, the Participant's vested Plan Account may only be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant, with his Spouse's consent, waives such payment form in accordance with this Section 6.6.

               (b) Waiver and Spouse's Consent. These spousal annuity rules may
                   ---------------------------
be waived by the Participant with his Spouse's written consent at any time within the 90-day period ending on the Participant's Annuity Starting Date. To be effective, the Participant's waiver must (i) be in writing on a form acceptable to the Committee, be signed by the Participant, and be filed with the Committee within that 90-day period; (ii) if applicable, designate a specific Beneficiary which may not be changed without further written spousal consent unless the Spouse expressly consents in writing to designations by the Participant without such further consent, and (iii) designate a specific benefit form which may not be changed without further written spousal consent unless the Spouse expressly consents in writing to the designations by the Participant without such further consent. The Spouse's consent must be filed during the same 90-day period, conform to the requirements of Section 7.3 and acknowledge both the Spouse's consent to, and the effect of the Participant's waiver under this Section and, if applicable, to the distribution of the Participant's benefit prior to his Normal Retirement Date. The Participant's waiver may be revoked and new waivers may be filed without limit during that 90-day period.

               (c) Notice to Participants. Not more than 90 days and not less
                   ----------------------
than 30 days before the Participant's Annuity Starting Date for any benefits subject to the spousal annuity rules, the Committee is to provide written notice to the Participant of (i) the terms and conditions of the Spouse's joint and survivor annuity; (ii) the Participant's right to waive the Spouse's joint and survivor annuity and the effect of that waiver; (iii) the Spouse's rights under the joint and survivor annuity rules; (iv) the Participant's right to revoke any previous waiver of the Spouse's joint and survivor annuity and the effect of that revocation; (v) the Participant's and the Spouse's right to defer distribution until the Participant's Normal Retirement Date; and (vi) the benefit forms available under the Plan, including a general description of the material features, and an explanation of the relative values of such benefit forms.

          6.7  Limitations Applicable to Benefit Forms.  The following
               ---------------------------------------
limitations, which shall be interpreted and applied in accordance with Code section 401(a)(9) and Treasury regulation issues thereunder, shall apply to a Participant's benefit form notwithstanding any Plan provisions to the contrary.

               (a) No Participant may receive Plan benefits in a benefit form which is expected to result in the complete distribution of his vested Plan Account over a period extending beyond the longest of the actual life of the Participant or his designated Beneficiary or the life expectancy of the Participant or his designated Beneficiary.

               (b) The amount to be paid each year under the benefit form applicable to the Participant (other than the lump sum form) must be at least an amount equal to the quotient obtained by dividing the Participant's vested Plan Account balance by the lesser of (i) his life expectancy or the joint and last survivor expectancy of the Participant and his designated Beneficiary, or (ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of (S)1.401(a)(9)-2 of proposed Treasury regulations or any successor regulations. The life expectancies are to be computed using the return multiples in (S)1.72-9 of the IRS regulations. Life expectancies shall not be recalculated after the payment date.

          6.8  Mandatory Lump Sum Payment.  The Committee shall make a mandatory
               --------------------------
lump sum payment to the Participant as soon as is administratively practicable after the Participant's Termination of Employment if the Participants's vested Plan Account does not then exceed and has not at any time exceeded $3,500 and his Annuity Starting Date has not yet occurred. The Participant's consent is not required for this mandatory lump sum payment.

          6.9  Effect of Reemployment.  In the event a Participant who has a
               ----------------------
Termination of Employment is reemployed by the Company or an Affiliated Company before a complete distribution has been made to him, distribution of his Accounts shall not be made until he subsequently incurs a Termination of Employment.


                                   ARTICLE 7
                                DEATH BENEFITS
                                --------------

          7.1  Payment to Beneficiary.  Upon the death of a Participant, any
               ----------------------
portion of the Participant's vested Plan Account not yet paid to the Participant shall be paid to the Participant's Beneficiary in one lump sum payment unless the rules of Section 7.3 apply.

          7.2  Time of Payment.  Payment to a Participant's Beneficiary under
               ---------------
Section 7.1 shall be made as soon as is administratively practicable following the Participant's death but in no event later than 5 years after the death of the Participant. However, in the case of a Participant who attained his Required Beginning Date prior to his death, the remaining portion of the Participant's vested Plan Account shall not be paid to the Participant's Beneficiary less rapidly than such payments would have been made under the method of distribution being used as of the date of the Participant's death.

          7.3  Qualified Pre-Retirement Survivor Annuity.  If a Participant dies
               -----------------------------------------
at a time that his benefit is required to be paid in a Qualified Joint and Survivor Annuity under Section 6.6 but before his Annuity Starting Date, his Spouse shall receive payment of the Participant's vested Plan Account in the form of a Qualified Pre-Retirement Survivor Annuity.

          7.4  Beneficiary Designation.
               -----------------------

               (a) Death benefits under this Article 7 shall be paid to the Participant's surviving Spouse (i) unless (A) the Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) consents in writing not to receive such benefit; (B) such consent acknowledges its own effect; and (C) such consent is witnessed by a Plan representative or notary public; or (ii) unless the Participant establishes to the satisfaction of the Committee that (A) he has no Spouse; (B) his Spouse cannot be located; or (C) his Spouse's consent is not required under such other circumstances as are prescribed by governmental regulations. The Spouse's consent may be in the form of a consent to a specific designation or may expressly permit the Participant to change his designation without further consent by the Spouse.

               (b) Subject to Section 7.4(a), each Participant shall have the unrestricted right at any time to designate the Beneficiary or Beneficiaries who shall receive, on or after his death, his interest in his vested Plan Account. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any Beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Committee. In the event a Participant designates a trust as his Beneficiary, a change in the Beneficiaries of the trust shall be deemed a change in the Participant's Beneficiary for purposes of Section 7.4(a), but not for the purposes of this Section 7.4(b). If no designation is made, or if the Beneficiaries named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant's Spouse, and if there is no Spouse, to the Participant's estate.


                                   ARTICLE 8
                            IN-SERVICE WITHDRAWALS
                            ----------------------

          8.1  Hardship Withdrawals
               --------------------

               (a) In General. Hardship withdrawals shall be made only if the
                   ----------
Participant demonstrates to the Committee that he has an "immediate and heavy financial need" and the withdrawal is "necessary to satisfy that need" as described in this Section. A hardship withdrawal shall be made only from the following Accounts in cash in the following order: (i) the Participant's Before-Tax Contribution Account (not including the income attributable thereto or any "qualified non-elective contributions"); (ii) the Participant's Matching Contribution Account, if the Participant is 100% vested in such Account; and
(iii) the Participant's Rollover Contribution Account.

               (b) Immediate and Heavy Financial Need. An immediate and heavy
                   ----------------------------------
financial need shall be deemed to exist only on account of:

                     (i) Expenses not subject to reimbursement for medical care (described in Code (S) 213(d)) (A) previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee (as defined in Code (S) 152) or (B) necessary for those persons to obtain medical care, that exceed an amount established by the Committee;

                     (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Employee;

                     (iii) Payment of unreimbursed tuition and related educational fees for the next twelve months of post-secondary education for the Employee or the Employee's Spouse, children or dependents, including payments for room and board.

                     (iv) The need to prevent the eviction of the Employee from his or her principal residence or foreclosure on the Employee's mortgage of his or her principal residence;

                     (v) Unreimbursed damages resulting from a natural disaster; or

                     (vi) Such other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be immediate and heavy.

               (c) Necessary to Satisfy Financial Need. A distribution shall not
                   -----------------------------------
be treated as necessary to satisfy the immediate and heavy financial need unless all of the following requirements are satisfied:

                     (i) The distribution is not in excess of the amount of the financial hardship of the Employee (including for this purpose any amounts necessary to enable the Employee to pay any federal, state or local taxes or penalties reasonably anticipated to result from the distribution);

                     (ii) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans (as such term is interpreted by the Internal Revenue Service from time to time) maintained by the Company and its Affiliates;

                     (iii) Elective contributions and employee contributions under this Plan and all other plans (as such term is interpreted by the Internal Revenue Service from time to time) maintained by the Company and its Affiliates shall be suspended for at least 12 months commencing with the date on which processing of the hardship distribution commences; and

                     (iv) The Plan, and all other plans (as such term is interpreted by the Internal Revenue Service from time to time) maintained by the Company and its Affiliates, provide that the Employee may not make elective contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
(S) 402(g) for such next taxable year less the amount of such Employee's elective contributions for the taxable year of the hardship distribution.

          8.2  Withdrawals Prior to Age 59-1/2. Withdrawals prior to attainment
               -------------------------------
of age 59-1/2 by a Participant shall be made in cash. Any withdrawal pursuant to this Section 8.2 shall be made upon notice from the Participant only from the Participant's (i) Rollover Contribution Account and (ii) if the Participant has completed at least five full years of Plan participation, from the Participant's Matching Contribution Account. For this purpose, a Participant's full year of Plan participation shall be computed by adding the number of full calendar years of participation in this Plan to the number of full calendar years of participation in any of the Merrill Lynch & Co. Plans; provided, however, that no calendar year of participation shall be counted more than once.

          8.3  Withdrawals After Age 59-1/2. Withdrawals after attainment of age
               ----------------------------
59-1/2 by a Participant shall be made in cash. Any withdrawal pursuant to this
Section 8.3 shall be made, upon notice from the Participant only from the following Accounts, and shall be made in the following order: (i) the Participant's Rollover Contribution Account; (ii) the Participant's Before-Tax Contribution Account; and (iii) the Participant's Matching Contribution Account if the Participant is 100% vested in such Account.

          8.4  Withdrawals During Total Disability. During the period of a
               -----------------------------------
Participant's Total Disability, withdrawals shall be made in cash. Any withdrawal pursuant to this Section 8.4 shall be made upon notice from the Participant only from the following Accounts, and shall be made in the following order: (i) the Participant's Rollover Contribution Account; (ii) the Participant's Before-Tax Contribution Account; and (iii) the Participant's Matching Contribution Account if the Participant is 100% vested in such Account.

          8.5  Withdrawals From PAYSOP Shares Accounts.  Withdrawals from a
               ---------------------------------------
Participant's PAYSOP Shares Account shall be made, upon the election of the Participant, in cash or in kind, upon notice from the Participant, in any amount as specified by the Participant but not to exceed the value of such Account; provided, however, that notwithstanding the foregoing, shares of Merrill Lynch & Co. Stock are not subject to withdrawal pursuant to this Section prior to the 84th month beginning after the month in which they were initially allocated to the Payroll-Based Stock Ownership Plan for Employees of Merrill Lynch & Co., Inc. and Affiliates.

          8.6  General Rules.  The Accounts from which any withdrawal is made
               -------------
shall be charged with the amount of any such withdrawal therefrom. No withdrawal from a Participant's Accounts, other than a hardship withdrawal pursuant to Section 8.1, shall be made within 12 months of a prior Account withdrawal, and a hardship withdrawal may be made at any time subject to the requirements of Section 8.1. A Participant's notice of withdrawal must be in writing and filed with the Committee, using a form acceptable to the Committee. Any withdrawal shall be paid as soon as is administratively feasible after the withdrawal request is approved by the Committee. Notwithstanding anything to the contrary in this Article 8, withdrawals under this Article 8 may be made only while a Participant is an Employee. The Committee shall establish such rules and procedures with respect to withdrawals as it shall from time to time determine. No forfeitures shall occur as a result of any withdrawal.

                                   ARTICLE 9
                                     LOANS
                                     -----

          9.1  In General.  Participant loans may be granted in accordance with
               ----------
this Article and in accordance with any policy on Participant loans from the Plan which may be adopted by the Committee from time to time, which policy is incorporated herein and made a part hereof. Notwithstanding anything in this Article to the contrary, the Committee has the power to restrict or expand the conditions under which loans will be available, within the limitations applied by applicable law, by adopting a written, uniform and nondiscriminatory policy.

          9.2  Loans Authorized.  The Committee may direct the Trustee to make a
               ----------------
loan at any time to any Participant who is a "party in interest" as defined in
Section 3(14) of ERISA, and to any other Participant who has not had a Termination of Employment. Notwithstanding any contrary Plan provision, all Participant loans from this Plan are administered by and must be approved by the Committee.

          9.3  Documentation.  Participant loans must be documented by the
               -------------
following written documents in a form acceptable to the Committee: (i) the Participant's loan application; (ii) the Participant's collateral promissory note from the loan amount (including interest) payable to the Trustee; (iii) a mortgage or other security agreement evidencing the Plan's rights in the Participant's Plan Account or any other property pledged as security for the loan; (iv) a deduction authorization form by which the Participant authorizes repayment of the loan through payroll deduction and (v) any other documents which the Committee may require to evidence the loan and adequately secure its repayment.

          9.4  Loan Limits.  The maximum outstanding loan balance for a
               -----------
Participant loan may not exceed the lesser of: (i) $50,000 reduced by the excess of the highest outstanding loan balance for the Participant during the previous 12-month period over the Participant's outstanding loan balance on the date the loan is granted or (ii) one-half of the Participant's vested Plan Account under this Plan.

          9.5  Loan Terms.  The interest rate and other terms and conditions for
               ----------
a Participant loan, its security and repayment, are to be generally comparable to those that would be imposed by a commercial lender for a similar loan made at the same date under similar circumstances. Subject to the foregoing, the following specific provisions shall apply:

               (i)    Term:  Except for a loan for the purchase of a home, the
                      ----
term of any participant loan may not exceed five years. However, no loan may extend beyond the Participant's Required Beginning Date.

               (ii)   Security:  A loan is to be secured by the Participant's
                      --------
vested Plan Account. The Committee may also require the Participant to provide a mortgage or security interest in any other property where the Committee feels the additional security or collateral is necessary to secure adequately the loan's repayment. No withdrawals or distributions shall be permitted from the Plan to the extent that the Participant's vested Plan Account would be reduced below 100% of the then outstanding loan balance of all of the Participant's loans. A Participant may not elect a withdrawal or distribution with respect to that portion of the amount invested in a loan and that portion of his Plan Account is not to be taken into account in determining the amount available for a withdrawal or distribution, except in the case of a forced withdrawal in the event of default. However a Participant may elect a withdrawal or distribution from other vested Plan Accounts, in accordance with applicable provisions of the Plan. The Committee is to take all actions necessary to perfect the Plan's security interest in all loan security to the fullest extent possible.

          9.6  Repayment.  All loans must be repaid pursuant to a level
               ---------
amortization schedule with payments no less frequently than quarterly over the term of the loan subject to any acceleration or early payment provisions in the loan agreement. Loans may be repaid by payroll deduction, at least as often as once per month, beginning with the Participant's first pay period after he receives the loan. Notwithstanding the foregoing, loan repayments will be suspended as permitted under section 414(u) of the Code.

          9.7  Consequences of Default.  Upon default, the entire outstanding
               -----------------------
balance of the Participant's loan shall be immediately due and payable. At such time the Participant's outstanding loan balance is to be deducted from any amounts netted against and available to the Participant or his Beneficiaries as a withdrawal or distribution, but only as and to the extent that amounts are so available to the Participant or his Beneficiaries. Interest at the loan rate shall continue to accrue on any outstanding loan balance (including previously accrued interest) until the entire outstanding balance has been repaid by the Participant or offset against his vested Plan Account. Any part of the Participant's loan which is offset against his vested Plan Account shall be a deemed withdrawal or distribution, as the case may be. However, in no event shall a loan be offset against the Participant's Before-Tax Contribution Account until the earliest of: (i) the date he attains age 59 1/2; (ii) the date he retires or his Employment with the Company and all Affiliated Companies otherwise terminates; or (iii) the date he incurs a disability within the meaning of Internal Revenue Code (S)72(m)(7).

          9.8  Default.  Default shall mean, or occur upon:  (i) failure by the
               -------
Participant to pay any loan repayment within 60 days after it becomes due; (ii) the Participant's death or disability within the meaning of Code (S)72(m)(7);
(iii) the Participant's Termination of Employment; (iv) the termination of the Plan or discontinuance of Employer contributions to the Plan or (v) such other event or occurrence defined as a default in the loan policy established by the Committee and in the Participant's loan agreement.

          9.9  Discrimination.  The Committee is not to discriminate between
               --------------
Participants in the matter of interest or other loan terms, but different rates of interest may be charged and different terms imposed, if justified by the type of loan or by changes in general economic conditions.

                                  ARTICLE 10
                         LIMITATIONS ON CONTRIBUTIONS
                         ----------------------------

          10.1  Section 402(g) Limit on Before-Tax Contributions.
                ------------------------------------------------

                (a) In General. The Before-Tax Contributions made with respect
                    ----------
to a Participant shall not exceed $7,000 (as indexed) or such other amount specified by the Internal Revenue Service pursuant to Code section 402(g) in any calendar year. This limit shall be applied by aggregating all plans and arrangements maintained by the Company and any Affiliated Company that provide for elective deferrals as defined in Code section 402(g).

               (b) Correction of Excess. Before-Tax Contributions made to the
                   --------------------
Plan in excess of the limitation of Section 10.1(a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises. The amount to be distributed shall be reduced by any amounts previously distributed to the Participant under Section 10.3 (relating to section 401(k) limitation) during the Plan Year which begins with or within such taxable year. Before-Tax Contributions which are refunded under this Section shall not be treated as Annual Additions under Section 10. Before-Tax Contributions of a Highly Compensated Employee which are refunded under this section shall be taken into account as Before-Tax Contributions for the purpose of Section 10.7. Matching Contributions made with respect to Before-Tax Contributions which are refunded to a Participant shall be forfeited.

          10.2  Section 401(k) Limit on Before-Tax Contributions.
                ------------------------------------------------

                (a) Average Deferral Percentage Test. Before-Tax Contributions
                    --------------------------------
for any Plan Year shall be limited to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                      (i) the product of 1.25 and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                      (ii) the lesser of: (A) the product of two and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees; or (B) the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees plus two percentage points.

               (b) Special Rules. The following rules shall apply in determining
                    -------------
whether the Average Deferral Percentage Test is satisfied:

                      (i) If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this Section.

                      (ii) In the case of an Eligible Employee who is a Highly Compensated Employee and is a five-percent owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Section 414(b) Compensation during the Plan Year, a combined deferral percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)).

          10.3  Correction of Average Deferral Percentage Test.
                ----------------------------------------------

                (a) Reductions During Plan Year. If the Committee determines
                    ---------------------------
prior to the end of a Plan Year that the limitation of Section 10.2 might not be satisfied, the Committee may reduce the future Before-Tax Contributions of the Highly Compensated Employees such that no Highly Compensated Employee's future Before-Tax Contributions expressed as a percentage of Section 414(b) Compensation will exceed such Contributions of any other Highly Compensated Employee whose Before-Tax Contributions are reduced under this section, or to the extent permitted by law, in such other manner as the Committee may decide.

                (b) Reductions After End of Plan Year. If the Committee
                    ---------------------------------
determines after the end of a Plan Year that the limitation of Section 10.2 has not been satisfied, the excess shall be eliminated in accordance with the following rules:

                       (i) The excess with respect to each Highly Compensated Employee shall be determined by reducing, until the limitation of Section 10.2 is satisfied, the Before-Tax Contribution of the Highly Compensated Employee with the highest Actual Deferral Percentage so that the ratio is reduced to the ratio of the Highly Compensated Employee with the next highest Actual Deferral Percentage, and repeating the process.

                       (ii) Excess amounts (adjusted for gains and losses pursuant to Treasury regulations) shall be paid to Participants not later than 2 1/2 months or, if that is not administratively feasible, the last day of the Plan Year following the close of the Plan Year with respect to which the limitation of Section 10.2 is exceeded but the amount to be distributed shall be reduced by amounts previously distributed under Section 10.1 (relating to the section 402(g) limit).

                       (iii) In the case of "family members" whose Actual Deferral Percentage is calculated on a combined basis, the excess shall be allocated among the "family members" in proportion to the Before-Tax Contributions of each such "family member."

                (c) Additional Contribution. If the Committee determines that
                    -----------------------
the limitation of Section 10.2 has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees in order to satisfy the limitation of Section 10.2. Such contribution shall be fully and immediately nonforfeitable and may not be withdrawn pursuant to Sections 8 (relating to certain in-service withdrawals).

          10.4  Section 401(m) Limit on Matching Contributions.
                ----------------------------------------------

                (a) Average Contribution Percentage Test. Matching Contributions
                    ------------------------------------
for any Plan Year shall be limited to the extent necessary so that the Contribution Percentage for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                       (i) the product of 1.25 and the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                       (ii) the lesser of: (A) the product of two and the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees; or (B) the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees plus two percentage points.

                (b) Special Rules. The following rules shall apply in
                    -------------
determining whether the Average Contribution Percentage Test is satisfied.

                       (i) If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this Section.

                       (ii) In the case of an Eligible Employee who is a Highly Compensated Employee and is a five-percent owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Section 414(b) Compensation during the Plan Year, a combined contribution percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)).

          10.5  Correction of Average Contribution Percentage Test.
                --------------------------------------------------

                (a) Reductions During Plan Year. If the Committee determines
                    ---------------------------
prior to the end of a Plan Year that the limitation of Section 10.4 might not be satisfied, the Committee may reduce the future Matching Contributions of the Highly Compensated Employees, provided that no Highly Compensated Participant's future Matching Contributions expressed as a percentage of Section 414(s) Compensation will exceed such Contributions of any other Highly Compensated Employee whose Matching Contributions are reduced under this section, or to the extent permitted by law, in such other manner as the Committee may decide.

                (b) Reduction of Contributions After End of Plan Year. If the
                    -------------------------------------------------
Committee determines after the end of the Plan Year that the limitation of
Section 10.4 has not been satisfied, the excess shall be eliminated in accordance with the following rules:

                       (i) The excess with respect to each Highly Compensated Employee shall be determined by reducing the Matching Contributions of the Highly Compensated Employee with the highest Contribution Percentage, such that the Contribution Percentage is reduced to the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage and repeating the process until the limitation of Section 10.4 is satisfied.

                       (ii) The excess (adjusted for gains and losses pursuant to Treasury regulations) shall be eliminated by forfeiting the Employee's excess Matching Contributions. The excess shall be eliminated no later than 2 1/2 months or, if that is not administratively feasible, the last day of the Plan Year following the close of the Plan Year with respect to which the limitation of Section 10.4 is exceeded.

                       (iii) In the case of "family members" whose Contribution Percentage is calculated on a combined basis under Section (b), the excess shall be allocated among the "family members" in proportion to the aggregate Matching Contributions of each such "family member."

                (c) Additional Contribution. If the Committee determines that
                    -----------------------
the limitation of Section 10.4 has been or may be exceeded, to the extent permitted by Treasury regulations, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of Section 10.4.

          10.6  Multiple Use of Alternative Limitation; Aggregate Limitation.
                ------------------------------------------------------------

                (a) In General. If the Actual Deferral Percentage for the group
                    ----------
of Highly Compensated Employee exceeds the amount in Section 10.2(a)(1) and the Actual Contribution Percentage for such group exceeds the amount in Section 10.4(a)(1) then the sum of --

                       (i) the Actual Deferral Percentage for the group of Highly Compensated Employees who are Eligible Employees, and

                       (ii) the Actual Contribution Percentage for the group of Highly Compensated Employees who are Eligible Employees; shall not exceed the Aggregate Limitation.

                (b) Aggregate Limitation. The Aggregate Limitation shall be the
                    --------------------
limit prescribed by the Internal Revenue Service pursuant to Code section 401(m)(9) and Treasury regulations issued thereunder to prevent the multiple use of the limitation of Section 10.2(a)(2) and the limitation of Section 10.4(a)(2).

                (c) Correction of Excess. If the Aggregate Limitation in Section
                    --------------------
10.6(b) is exceeded, the Actual Contribution Percentages of the Highly Compensated Employees shall be reduced by forfeiting Matching Contributions (as determined by the Committee subject to Treasury regulations) until the excess is eliminated.

          10.7  Section 415 Limitation on Annual Additions.
                ------------------------------------------

                (a) General Limitation. With respect to each Limitation Year,
                    ------------------
the Annual Addition (as defined in Section 10.7(b) below) for a Participant shall not exceed the lesser of: (i) $30,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1 of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or (ii) 25 percent of the Participant's
Section 415 Compensation for the Limitation Year. The rules of this Section 10.7 shall be applied in accordance with section 415 of the Code and Treasury regulations issued thereunder which are incorporated herein by this reference.

                (c) Annual Additions mean the following amounts for a Limitation
                    ----------------
Year with respect to each Participant: Matching Contributions, Retirement, other Employer contributions, Before-Tax Contributions, forfeitures, and employee contributions and similar amounts under other qualified defined contribution plans maintained by the Company or any Affiliated Company in which the Participant is a covered employee. Amounts allocated to a post-retirement medical account described in Code section 415(1)(2) or 419A(d)(2) shall be treated as an Annual Addition. To the extent required by regulations, contributions do not fail to be Annual Additions because they are excess deferrals within the meaning of Code section 402(g), excess contributions within the meaning of Code section 401(k), or excess aggregate contributions within the meaning of Code section 401(m) which are distributed. Rollover contributions, repaid distributions, restored forfeitures, and loan payments shall not be treated as Annual Additions.

                (d) Excess Amounts. If, for any Plan Year, it is necessary to
                    -------------
limit the allocation of an amount to a Participant's Account to comply with
Section 10.7(a), the Plan:

                       (i) first, shall refund to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Before-Tax Contributions made on his behalf. The Matching Contributions made with respect to such Before-Tax Contributions and any earnings thereon shall be held in a suspense account and used in the next Limitation Year as an Employer contribution; and

                       (ii) second, to the extent necessary, hold the Participant's Matching Contribution and Retirement Contribution, and earnings thereon, in a suspense account to be used in the next Limitation Year as Employer contributions.


                                  ARTICLE 11
                          TRUST FUND AND INVESTMENTS
                          --------------------------

          11.1  Trust Fund.
                ----------

                (a) General. The Company shall maintain a Trust Fund as a part
                    -------
of the plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the

Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of a Plan, and all rights which may accrue to any person under a Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of a Plan and may replace the Trustee and appoint a successor Trustee. The assets of a Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries and the payment of reasonable administrative expenses of the Plan.

                (b) Nonreversion. An Employer shall have no right, title, or
                    ------------
interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund shall revert to an Employer, except as provided in Article 4.

          11.2  Investment Funds.  The Committee may establish and provide for
                ----------------
the investment of Trust assets in such different Investment Funds, and funds for which the Company or an Affiliate is a manager or investment adviser, as it shall from time to time determine for the investment of a Participant's Accounts including a fund designed to invest primarily in "qualifying employee securities" as defined in ERISA Section 401. Each such Investment Fund shall have such investment objective as established by the Committee. The Committee may direct the investment of trust assets pending investment in such Investment Funds. If Investment Funds are established, the Committee may, in its sole discretion, permit Participants and Beneficiaries to determine the portion of their Accounts that shall be invested in each Investment Fund and shall determine what transfers between Investment Funds and other Trust assets shall be permissible. Anything in this Plan to the contrary notwithstanding, the Committee may specify that assets with respect to which investment direction is not received shall be invested as specified by the Committee. Notwithstanding the foregoing, except as otherwise required to assure the Participant's diversification rights pursuant to Code (S) 401 (a)(28), (i) any shares of Merrill Lynch & Co. Stock which were transferred to this Plan from the Reversion Share Accounts of participants under the Merrill Lynch & Co., Inc. Employee Stock Ownership Plan must remain in this Plan until distributed to or withdrawn by a Participant in accordance with the provisions of this Plan and (ii) except as provided by Section 6.2, PAYSOP Shares must remain in the Plan until the 84th month beginning after the month in which they were initially allocated to the Payroll-Based Stock Ownership Plan for Employees of Merrill Lynch & Co., Inc. and Affiliates.

          11.3  Loan Fund.  The Committee shall establish, or direct the Trustee
                ---------
to establish, a "Loan Fund" which shall consist of notes executed by Participants evidencing loans made in accordance with provisions of Article 9.

          11.4  Crediting Investment Earnings.
                -----------------------------

                (a) General. As of each Valuation Date with respect to each of
                    -------
the Investment Funds other than the Loan Fund, the Committee, or at its direction the Trustee, shall value each Investment Fund at fair market value and determine the investment earnings (whether gain or loss) of that Investment Fund since the immediately preceding Valuation Date and shall credit (or charge) each Participant's Plan Account with its share of such investment earnings in the same proportion as the amount allocated to that Investment Fund in all of the Participant's Accounts since the preceding Valuation Date (as determined by the Committee) bears to the total amount allocated to that Investment Fund in all of the Participants' Accounts since the preceding Valuation Date (as determined by the Committee). The investment earnings (whether gain or loss) of each Investment Fund, other than the Loan Fund, shall also be credited or charged with a pro-rata portion of any credits or charges to the Trust Fund not otherwise directly allocable to specific Investment Funds. The investment earnings of each of the Investment Funds, other than the Loan Fund, credited or charged pursuant to this Section 11.2 further shall be allocated pro rata as a credit or charge to each of the
                           --- ----
Participant's Accounts to the extent that such Accounts were invested in the Investment Fund since the preceding Valuation Date (as determined by the Committee).

                (b) Loan Fund. Principal and interest attributable to any note
                    ---------
in the Loan Fund shall be allocated entirely to the Plan account of the Participant who is obligated on the note.


                                  ARTICLE 12
                                ADMINISTRATION
                                --------------

          12.1  The Committee; Plan Administration.  The general administration
                ----------------------------------
of the Plan and the responsibility for carrying out its provisions shall be placed in a committee (the "Committee") of two or more persons appointed from time to time by the Company to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the secretary of the Committee. The Committee shall be the "plan administrator" (within the meaning of Section 3 of ERISA and section 414(g) of the Code) with such authority, responsibilities and obligations as ERISA and the Code grant to and impose upon persons so designated. For the purposes of ERISA, the Committee shall be a "named fiduciary" under the Plan. No member of the Committee shall, in such capacity, act or participate in any action directly affecting his own interest in the Plan other than an action which affects the interests of Participants generally.

          12.2  Powers and Duties of the Committee.  The Committee shall have
                ----------------------------------
full power and authority to control and manage the operation and administration of the Plan and to construe and apply all of its provisions. Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are Highly Compensated Employees. The authority of the Committee shall include, but not by way of limitation, the following:

                (a) Authority to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation thereof;

                (b) Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

                (c) Authority to determine the Years of Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

                (d) Authority to maintain records necessary or convenient to the determination of the foregoing;

                (e) Authority to authorize and direct all disbursements of benefits and other sums under the Plan which the Trustee is not by the terms of the Plan or Trust Agreement authorized to make without such direction, and to determine the manner in which benefits shall be payable to Participants;

                (f) Authority to inform the Trustee of the annual estimates of future benefits to be paid from the Trust and to furnish the Trustee with such other information as is deemed necessary for the Trustee to carry out the purposes of the Trust Agreement;

                (g) Authority to adopt such rules as it may deem desirable for the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

                (h) Authority to employ such counsel and agents, and to obtain such clerical, administrative, accounting, medical, legal, insurance and actuarial services as it may deem necessary or appropriate in carrying out the provisions of the Plan, including authority to employ one or more persons to render advice with regard to any responsibility which any person may have under the Plan; and

                (i) Authority to purchase such liability insurance and bonds as it may deem appropriate in connection with the operation and administration of the Plan.

          12.3  Committee Procedure.  Any action by a majority of the members of
                -------------------
the Committee as constituted at any time shall constitute the action of the Committee. A member of the Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. If no member shall thereby be able to vote on a question, the question shall be determined by the Board of Directors. The Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

          12.4  Compensation of Committee.  Members of the Committee shall serve
                -------------------------
as such without compensation from the Plan, but may receive compensation from the Company or an Affiliated Company for such service.

          12.5  Payment of Plan Expenses.  All expenses of the Company, the
                ------------------------
Committee, and the Trustee shall be paid from the Trust Fund to the extent they constitute reasonable expenses of administering the Plan; provided that, the obligation of the Trust Fund to pay these expenses shall cease to exist to the extent that these expenses are paid by the Company. This provision shall be deemed a part of any contract to provide for expenses.

          12.6  Recordkeeping.  The Committee shall maintain accounts showing
                -------------
the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the effective operation of the Plan. The Committee shall prepare annually a report showing a reasonable summary of the financial status of the Plan for the past year and any further information which the Board of Directors may require and which the Committee can reasonably furnish or can obtain from the Trustee. Such report shall be submitted to the Board of Directors and a copy shall be filed in the office of the secretary of the Committee.

          12.7  Uniform Action.  Whenever in the administration of the Plan any
                --------------
discretionary action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situated.

          12.8  Information Furnished to the Committee.  To the extent permitted
                --------------------------------------
by ERISA, the members of the Committee and the Company and its officers and directors shall be entitled to rely upon all certificates and reports made by any accountant or by the Trustee, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Committee, and the members of the Committee, the Company and its officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant, Trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and Employees.

          12.9  Indemnification of the Committee.  To the extent not contrary to
                --------------------------------
ERISA, the Company shall indemnify each member of the Committee and any other director, officer or employee of an Employer who is designated to carry out any responsibilities under the Plan for any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.


                                  ARTICLE 13
                               CLAIMS PROCEDURE
                               ----------------

          13.1  Claim Denials.  In the event that the Committee denies, in whole
                -------------
or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth (a) the specific reasons for the denial,
(b) specific reference to the pertinent Plan provisions on which the denial is based, (c) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and (d) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional ninety (90) days, provided that the Committee notifies the claimant in writing of the extension and specifies the reason or reasons for the extension.

          13.2  Appeal Procedures.  Within sixty (60) days of receipt of a
                -----------------
notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Committee may extend the 60-day response period in special circumstances for up to an additional sixty
(60) days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.


                                  ARTICLE 14
                             TOP-HEAVY PROVISIONS
                             --------------------

          14.1  General.  The following provisions shall apply automatically to
                -------
the Plan, and supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

          14.2  Definitions.  The following definitions shall supplement those
                -----------
set forth in Article 2 of the Plan:

                a)  "Key Employee" means, for any Plan Year, a key employee
                     ------------
within the meaning of section 416(i) of the Code. A "Non-Key Employee" is any Employee or former Employee who does not meet the definition of a Key Employee as to that Plan Year.

                b)  "Permissive Aggregation Group" means the group of qualified
                     ----------------------------
retirement plans maintained by the Company or any Affiliated Company, which group consists of the Required Aggregation Group and any other such plan or plans designated by the Company which, considered together with the Required Aggregation Group, meet the requirements of section 401(a)(4) and 410 of the Code.

                c)  "Required Aggregation Group" means the group of qualified
                     --------------------------
retirement plans maintained by the Company or any Affiliated Company, including any plan that has been terminated during the five-year period ending on the last day of the preceding Plan Year (or, in the case of the first Plan Year, the last day of such Plan
Year) which group consists of each plan in which a Key Employee is a participant (or, in the case of a terminated plan, was a participant in such five-year period) and each other plan that enables any such plan to meet the requirements of section 401(a)(4) or 410 of the Code, but only if such group includes this Plan. Otherwise, the Required Aggregation Group consists of this Plan only.

                d)  "Top-Heavy Plan Year" means a Plan Year in which the Plan is
                     -------------------
top-heavy. The Plan is top-heavy in any Plan Year if, on the last day of the preceding year (or, in the case of the first Plan Year, the last day of such Plan Year), the aggregate of the account balances of Participants who are Key Employees exceeds sixty percent (60%) of the aggregate of the account balances of all Participants. The Plan is also top-heavy for a given Plan Year if for that Plan Year (1) the Required Aggregation Group is top-heavy, and (2) the Required Aggregation Group is not part of a Permissive Aggregation Group that is not top-heavy. The Required Aggregation Group or a Permissive Aggregation Group (the "Group") is top-heavy for a given Plan Year if the aggregate of the accounts (or, the present value of cumulative accrued benefits, in the case of a defined benefit plan included in such Group) of participants who are key employees exceeds sixty percent (60%) of the like amount determined for all participants in all plans included in such Group. For purposes of this definition:

                       (i) the account or the present value of the accrued benefit of any participant shall be increased by the amount of any distributions to such participant during the five-year period ending on the date described above;

                       (ii) the account or the present value of the accrued benefit of a participant who has been a Key Employee but no longer is a Key Employee shall not be taken into account;

                       (iii) any rollover contribution (or fund to fund transfer) initiated by the employee shall not be taken into account;

                       (iv) the account or the present value of the accrued benefit of a participant who has not performed services for the Company or any Affiliated Company at any time during the five-year period ending on the date described above shall not be taken into account; and

                       (v) the present value of accrued benefits under all qualified defined benefit plans included in the Required or Permissive Aggregation Group shall be determined under the accrual method used for all qualified defined benefit plans maintained by the Company or any Affiliated Company, if any single method is used for all such plans, or otherwise the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

          14.3  Top-Heavy Operating Rules.  Anything in the Plan to the contrary
                -------------------------
notwithstanding, the following rules shall apply in a Top-Heavy Plan Year:

                (a) Minimum Contribution. In any Top-Heavy Plan Year the Company
                    --------------------
shall make a contribution for the Plan Year which shall be credited as of the last day of each Plan Year to the Accounts of Eligible Employees for the Plan Year, in proportion to the respective Section 415 Compensation for such Plan Year, until the amount allocated to each such Employee who is a Non-Key Employee equals the lesser of three percent (3%) of his Section 415 Compensation, or a percentage of such Section 415 Compensation contributed by the Company (if any) on behalf of the Key Employee for whom such percentage is the highest for such Plan Year. For purposes of determining whether a minimum contribution under this paragraph is required, all plans included in the Required Aggregation Group or any Permissive Aggregation Group shall be treated as one plan. Salary reduction and employer matching contributions made on behalf of Non-Key Employees shall not be used to meet the minimum contribution requirements of this Section.

                (b) Special Rules. In any Top-Heavy Plan Year, any Non-Key
                    -------------
Employee who is an Eligible Employee will receive a minimum contribution if he has not separated from service at the end of the Plan Year, regardless of whether he has 1,000 Hours of Service or the equivalent, without regard to his level of compensation and regardless of whether he declines to make a mandatory contribution. If a Non-Key Employee participates in both a defined benefit plan and a defined contribution plan in the Required Aggregation Group, the Non-Key Employee shall receive the minimum benefit provided under the defined benefit Top-Heavy Plan.


                                  ARTICLE 15
                 AMENDMENT, TERMINATION, MERGERS AND TRANSFERS
                 ---------------------------------------------

          15.1  Amendment.  The Company has the authority to amend the Plan from
                ---------
time to time as it deems appropriate pursuant to a written instrument duly executed by an officer of the Company provided that no amendment which affects a Trustee shall be effective without the Trustee's consent. Notwithstanding the foregoing, no amendment to the Plan shall be effective if it authorizes, permits, or causes any reduction, either directly or indirectly, in the amount credited to the accounts of any Participant or violate section 411(d)(6) of the Code. The Committee shall have the authority to amend the Plan to the extent the Company's authority to amend is delegated to the Committee by the Board of Directors or any committee thereof.

          15.2  Termination.  The Company may terminate the Plan established
                -----------
hereunder at its option at any time. Without thereby undertaking a legal duty, however, the Employer hereby expresses the intention of establishing a permanent plan under which the Employer will make recurring and substantial contributions. Upon full or partial termination of the Plan without the establishment of a successor plan, as described in section 401(k)(10)(A)(i) of the Code, the Plan sponsor shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the Plan accounts of each participant at the time of distribution, in cash, and in such manner as the Plan sponsor shall determine.

          15.3  Effect of Termination.
                ---------------------

                (a) No part of the income or principal of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Employer's employees or their beneficiaries (including the reasonable expenses of administering the Plan).

                (b) Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereto (within the meaning of section 411(d)(3) of the Code) the interest of each affected Participant in his account or accounts at the date of such termination, partial termination or discontinuance shall be nonforfeitable and all unallocated contributions and forfeitures shall be allocated and shall be nonforfeitable.

          15.4  Merger, Consolidation or Transfer of Plan Assets.  In the event
                ------------------------------------------------
of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under section 401(a) of the Code, each Participant or Beneficiary under this Plan shall be entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated at such time.


                                  ARTICLE 16
                              GENERAL PROVISIONS
                              ------------------

          16.1  Direct Rollover of Eligible Rollover Distributions.
                --------------------------------------------------
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                (a) Eligible Rollover Distribution: An eligible rollover
                    ------------------------------
distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (b) Eligible Retirement Plan: An eligible retirement plan is an
                    ------------------------
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (c) Distributee: A distributee includes an Employee or former
                    -----------
Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (d) Direct rollover: A direct rollover is a payment by the Plan
                    ---------------
to the eligible retirement plan specified by the distributee.

          16.2  Amount and Payment of Distributions.  The amount of any
                -----------------------------------
distribution shall be determined on the basis of the value of the Participant's Accounts valued as of the Valuation Date coincident with the date the Participant's Accounts are liquidated in order to make the distribution. If approved by the Committee, the distribution will occur as soon as is administratively practicable after the date of the Participant's written application for benefits as provided under the Plan.

          16.3  No Employment Rights.  Neither the action of the Company in
                --------------------
establishing the Plan, nor the action of any Employer in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Committee shall be construed as giving to any employee of the Company or an Employer the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

          16.4  Source of Benefits.  All benefits payable under the Plan shall
                ------------------
be paid or provided for solely from the Fund, and the Company assumes no liability or responsibility therefor.

          16.5  Governing Law.  Except to the extent superseded by ERISA, all
                -------------
questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of New York.

          16.6  Spendthrift Clause.
                ------------------

                (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or Beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (i) an amount necessary to satisfy a Federal tax levy made pursuant to Section 6331 of the Code and (ii) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order within the meaning of
Section 414(p) of the Code.

                (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or Beneficiary shall attempt to, or shall, alienate or assign his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefit would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it for the benefit of the Participant or Beneficiary.

                (c) The Committee shall review any domestic relations order to determine whether it is qualified within the meaning of section 414(p) of the Code. An order shall not be qualified unless it complies with all applicable provisions of the Plan concerning mode of payment and manner of elections. Notwithstanding the preceding sentence and any restrictions on timing of distributions and withdrawals under the Plan, an order may provide for distribution at any time permitted under section 414(p)(4) of the Code.

          16.7  Incapacity.  If the Committee deems any Participant or
                ----------
Beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, or infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or Beneficiary, or to pay the same to any responsible person caring for the Participant or Beneficiary who is determined by the Committee to be qualified to receive and disburse such payments for the Participant's or beneficiary's benefit; and the receipt by such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Committee, the Trustee, and the Fund.

          16.8  Unclaimed Benefits.  If the Committee cannot ascertain the
                ------------------
whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Employer or within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce Matching Contributions or Employer contributions, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him, the amount so applied shall be paid to him as provided in Article 6.

          16.9  Receipt and Release.  Subject to the provisions of ERISA and to
                -------------------
the extent permitted by ERISA, any final payments or distribution to any Participant, his Beneficiary or his legal representative in accordance with the Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, and the Company. The Trustee, the Company, the Committee, or any combination of them may require a Participant, his beneficiary or his legal representative to execute a receipt and release of all claims under the Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution; and the form of any such receipt and release shall be determined by the Trustee, the Company, the Committee or any combination of them.

          16.10  Effect of Mistake.  In the event of any mistake or misstatement
                 -----------------
with respect to the age, eligibility, service, Compensation or participation of a Participant or Beneficiary, or the amount of distribution made or to be made to a Participant or Beneficiary, the Committee shall, to the extent it deems appropriate, cause to be allocated from future Matching Contributions, or cause to be withheld or accelerated, or otherwise adjust, such amounts as will in its judgment accord to such Participant or Beneficiary the credits to the Participant's Plan Account or the distributions to which he is entitled under the Plan.

          16.11  Notice to Committee.  All elections, designations, requests,
                 -------------------
notices, instructions, and other communications from the Company, an Employer, a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by such Committee, shall be mailed, postage prepaid, by first-class mail or shall be delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

          16.12  Notices.  All notices, statements, reports and other
                 -------
communications from the Company, an Employer or Committee to any Employee, Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such Employee, Participant, Beneficiary or other person at his address last appearing on the records of the Committee.


          IN WITNESS WHEREOF, this Plan is adopted on behalf of the Company by its duly authorized officer this 30th day of October, 1996.



WITNESS:                                    TELEPORT COMMUNICATIONS GROUP INC.



/s/ Harvey Hirsh                            By: /s/ John A. Scarpati
-----------------------------                  ------------------------------